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                                 EXHIBIT 22.1

                                eMACHINES, INC.

                        SUBSIDIARIES OF THE REGISTRANT

Name                                         Jurisdiction of Incorporation
----                                         -----------------------------

1.  FreePC, Inc.                             Delaware